SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

The Republic of the Marshall Islands	98-043-9758
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

299 Park Avenue, 12th Floor	10171
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: No. 333-203822

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

This Form 8-A is being filed in connection with the registrant’s listing on the New York Stock Exchange.  For a description of the Registrant’s common stock, $0.01 par value,  reference is made to the information under  the heading “Description of Genco Common Stock” contained in the Registrant’s registration statement on Form S-4 (File No. 333-203822) as originally filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2015, as subsequently amended (as amended, the “Registration Statement”), which information is hereby incorporated by reference.  Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Exhibit	Description

3.1	Second Amended and Restated Articles of Incorporation of the Company.(1)

3.2	Amended and Restated Bylaws of the Company.(1)

4.1	Form of Specimen Stock Certificate of the Company.(1)

(1)	Incorporated by reference to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 14, 2015	GENCO SHIPPING & TRADING LIMITED

	By:	/s/ John C. Wobensmith
Name: John C. Wobensmith
Title: President (Principal Executive Officer)